Exhibit 10.2

SUPPLEMENTAL STOCK ISSUANCE AGREEMENT

THIS SUPPLEMENTAL STOCK ISSUANCE AGREEMENT (“Agreement”) is made and entered into as of June 28, 2013 (the “Effective Date”), by and among Fibrocell Science, Inc., a Delaware corporation (the “Company”) and Intrexon Corporation, a Virginia corporation (“Intrexon”).

A. Concurrently with the execution of this Agreement, the Company is entering into a First Amendment (the “Amendment”) to that certain Exclusive Channel Collaboration Agreement, dated October 5, 2012, with Intrexon (as amended, the “Channel Agreement”), pursuant to which Intrexon is licensing additional rights to certain technology to the Company; and

B. In consideration of such additional license to the Company under the Channel Agreement, the Company has agreed to issue to Intrexon certain shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) in accordance with the terms and conditions of this Agreement.

C. The parties have previously entered into a Registration Rights Agreement, dated October 5, 2013 (the “Rights Agreement”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Intrexon hereby agree as follows:

SECTION 1. AUTHORIZATION OF ISSUANCE OF SHARES.

1.1 Supplemental Access Fee Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the issuance to Intrexon of that number of shares of the Company’s Common Stock having a Fair Market Value of $7,500,000 (“Supplemental Access Fee Shares”) at the Closing (as hereinafter defined).

1.2 Calculation of Fair Market Value. “Fair Market Value” of the Common Stock for purposes of calculating the number of Supplemental Access Fee Shares shall be the per share closing sales price of the Common Stock, as reported by the NYSE MKT, on the trading day immediately preceding the date of the Amendment.

1.3 Capital Adjustments. If after the date hereof and prior to the date the Supplemental Access Fee Shares are issued (i) the outstanding shares of the Company’s Common Stock shall be subdivided or split into a greater number of shares or a dividend in Common Stock shall be paid in respect of such Common Stock or (ii) the outstanding shares of Common Stock are combined, then all share quantities in this Agreement not yet issued shall be appropriately adjusted to reflect such stock split, stock dividend or conjunction.

SECTION 2. CLOSING AND DELIVERY

2.1 Issuance of Supplemental Access Fee Shares. Subject to the terms and conditions of this Agreement and the Channel Agreement, as amended, and in reliance upon the representations, warranties and agreements contained herein, the Company will issue to Intrexon the Supplemental Access Fee Shares. The Parties agree that the consideration received by the Company hereunder shall be the execution and delivery by Intrexon of the Amendment which consideration is at least equal to the par value of the Supplemental Access Fee Shares issued hereunder.

2.2 Closing. The closing of the issuance of the Supplemental Access Fee Shares shall be held at the offices of the Company or at such other place as the Company and Intrexon may agree, and shall occur, subject to the conditions set forth in Section 8 hereof and applicable to the Supplemental Access Fee Shares Closing, on such other date as Intrexon and the Company may agree upon but in no event later than August 15, 2013 (the “Closing”).

2.3 Delivery of the Shares. Promptly following the Closing, the Company shall deliver to Intrexon a certificate representing the Supplemental Access Fee Shares required to be issued the Closing, registered in the name of Intrexon.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Subject to and except as set forth in the SEC Documents, the Company hereby represents and warrants to Intrexon as of the date hereof as follows:

3.1 Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as described in the reports filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent report on Form 10-Q. The Company does not have any subsidiaries other than those identified in its most recent report on Form 10-Q. The Company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company, taken as a whole, and any condition, circumstance or situation that would prohibit the Company from entering into and performing any of its obligations hereunder.

3.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required, except pursuant to Section 8. When executed and delivered by the Company, this Agreement shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application. The Company’s board of directors, at a meeting duly called and held, adopted resolutions approving the transactions contemplated hereby, including the issuance of the Supplemental Access Fee Shares.

3.3 Issuance of Shares. The shares to be issued and sold hereunder have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable. In addition, such shares will be free and clear of all liens, claims, charges, security interests or agreements, pledges, assignments, covenants, restrictions or other encumbrances created by, or imposed by, the Company (collectively, “Encumbrances”) and rights of refusal of any kind imposed by the Company (other than restrictions on transfer under applicable securities laws) and the holder of such shares shall be entitled to all rights accorded to a holder of Common Stock.

3.4 No Conflicts; Governmental Approvals. The execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate any provision of the Company’s Articles of Incorporation or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the shares in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations prior to or subsequent to the Closing).

3.5 Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act. During the year preceding this Agreement, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (such filings, including such filings made on the date of this Agreement, the “SEC Documents”). At the times of their respective filing, all such reports, schedules, forms, statements and other documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. At the times of their respective filings, such reports, schedules, forms, statements and other documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.6 Accountants. BDO USA LLP, whose report on the financial statements of the Company is filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, were, at the time such report was issued, independent registered public accountants as required by the Securities Act of 1933 and the rules and regulations promulgated thereunder (together, the “Securities Act”).

3.7 Internal Controls. The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.8 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

3.9 No Material Adverse Change. Except as disclosed in the SEC Documents or as a result of the Equity Financing (including any conditions precedent to completing such Equity Financing), since October 5, 2012, the Company has not (i) experienced or suffered any Material Adverse Effect, (ii) incurred any material liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business or (iii) declared, made or paid any dividend or distribution of any kind on its capital stock.

3.10 No Undisclosed Events or Circumstances. Except as disclosed in the SEC Documents, since October 5, 2012, except for the consummation of the transactions contemplated herein, to the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3.11 Litigation. No action, suit, proceeding or investigation is currently pending or, to the knowledge of the Company, has been threatened in writing against the Company that: (i) concerns or questions the validity of this Agreement; (ii) concerns or questions the right of the Company to enter into this Agreement; or (iii) is reasonably likely to have a Material Adverse Effect. The Company is neither a party to nor subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate that would have a Material Adverse Effect.

3.12 Compliance. Except for defaults or violations which are not reasonably likely to have a Material Adverse Effect, the Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws, applicable to its business, except in each case for such defaults or violations as would not have a Material Adverse Effect.

3.13 Intellectual Property. The Company and its United States subsidiaries (“Subsidiaries”) have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Documents as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

3.14 FDA Compliance. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance in all material respects with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any material violation of any laws, rules or regulations by the Company or any of its Subsidiaries. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

3.15 Application of Takeover Protections. The issuance of the Supplemental Access Fee Shares hereunder and Intrexon’s ownership thereof is not prohibited by the business combination statutes of the state of Delaware. The Company has not adopted any stockholder rights plan, “poison pill” or similar arrangement that would trigger any right, obligation or event as a result of the issuance of such Supplemental Access Fee Shares and Intrexon’s ownership of such shares and there are no similar anti-takeover provisions under the Company’s charter documents.

3.16 Listing and Maintenance Requirements. The Company is in compliance with the requirements of the NYSE MKT for continued listing of the Common Stock thereon. The issuance and sale of the shares hereunder does not contravene the rules and regulations of the NYSE MKT.

3.17 Private Placement. Neither the Company nor its Affiliates, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the shares hereunder, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the sale and issuance by the Company of the shares under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the shares to Intrexon for purposes of requiring registration of such shares pursuant to the Securities Act or for the purpose of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its subsidiaries or affiliates take any action or steps that would require registration of any of the shares under the Securities Act or cause the offering of the shares to be integrated with other offerings. Assuming the accuracy of the representations and warranties of Intrexon, the offer and issuance of the shares by the Company to Intrexon pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

3.18 No Manipulation of Stock. The Company has not taken, and has no plans to take, in violation of applicable law, any action outside the ordinary course of business designed to, or that might reasonably be expected to, cause or result in unlawful manipulation of the price of the Common Stock.

3.19 Brokers. Neither the Company nor any of the officers, directors or employees of the Company has employed any broker or finder in connection with the transaction contemplated by this Agreement. The Company shall indemnify Intrexon from and against any broker’s, finder’s or agent’s fees for which the Company is responsible.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF INTREXON.

4.1 Purchaser Sophistication. Intrexon represents and warrants to, and covenants with, the Company that Intrexon (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the acceptance of the shares pursuant hereto, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the shares, (b) Intrexon, in connection with its decision to purchase the shares, relied only upon the SEC Documents, other publicly available information, and the representations and warranties of the Company contained herein. Intrexon is an “accredited investor” pursuant to Rule 501 of Regulation D under the Securities Act, (c) Intrexon is acquiring the shares for its own account for investment only and with no present intention of distributing any of such shares or any arrangement or understanding with any other persons regarding the distribution of such shares; (d) Intrexon has not been organized, reorganized or recapitalized specifically for the purpose of investing in the shares; (e) Intrexon will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the shares except in compliance with the Securities Act and applicable state securities laws, (f) Intrexon understands that the shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of, and Intrexon’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Intrexon set forth herein in order to determine the availability of such exemptions and the eligibility of Intrexon to acquire the shares, (g) Intrexon understands that its investment in the shares involves a significant degree of risk, including a risk of total loss of Intrexon’s investment (provided that such acknowledgment in no way diminishes the representations, warranties and covenants made by the Company hereunder) and (h) Intrexon understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the shares.

4.2 Authorization and Power. Intrexon has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Intrexon and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Intrexon or its board of directors or stockholders is required. When executed and delivered by Intrexon, this Agreement shall constitute a valid and binding obligation of Intrexon enforceable against Intrexon in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

4.3 No Conflict. The execution, delivery and performance of this Agreement by Intrexon and the consummation by Intrexon of the transactions contemplated hereby do not and will not (i) violate any provision of Intrexon’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Intrexon is a party or by which Intrexon’s properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Intrexon or by which any property or asset of Intrexon are bound or affected, except, in all cases, other than violations (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Intrexon’s ability to perform its obligations under the Agreement.

4.4 Restricted Shares. Intrexon acknowledges that the shares when issued shall be restricted securities and must be held indefinitely unless subsequently registered under the Securities Act or the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. Intrexon is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the stock to be sold, the sale being through a “broker’s transaction” or a transaction directly with a “market maker” and the number of shares of the stock being sold during any three-month period not exceeding specified limitations. Intrexon further acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Intrexon wishes to sell the shares and, if so, Intrexon would be precluded from selling the shares under Rule 144 even if the one year minimum holding period has been satisfied.

4.5 Stock Legends. Intrexon acknowledges that certificates evidencing the Supplemental Access Fee Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

4.6 THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

4.7 Brokers. Neither Intrexon nor any of the officers, directors or employees of Intrexon has employed any broker or finder in connection with the transaction contemplated by this Agreement. Intrexon shall indemnify the Company from and against any broker’s, finder’s or agent’s fees for which Intrexon is responsible.

SECTION 5. INDEMNIFICATIONS.

5.1 Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless Intrexon, its permitted assignees, officers, directors, agents, Affiliates and employees, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement (as defined in the Rights Agreement) or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent that such untrue statements or omissions are based upon information furnished to the Company by Intrexon expressly for use in the Registration Statement; (ii) as a result of the failure of such indemnitee to deliver a prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale; or (iii) the use by the indemnitee of an outdated or defective prospectus after the Company has notified Intrexon in writing that the prospectus is outdated or defective, but only if and to the extent that following such receipt the misstatement or omission giving rise to such Loss would have been corrected; provided, however, that the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.

5.2 Indemnification by Intrexon. Intrexon shall indemnify and hold harmless the Company, its directors, officers, agents and employees to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in a Registration Statement or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent that such untrue statement or omission is contained in or omitted from any information regarding Intrexon furnished in writing to the Company by Intrexon expressly for use in therein, and that such information was reasonably relied upon by the Company for use therein, or to the extent that such information relates to Intrexon or Intrexon’s proposed method of distribution of shares and was furnished in writing by Intrexon expressly for use therein. Notwithstanding anything to the contrary contained herein, in no event shall the liability of Intrexon under this Section 5.2 exceed the net proceeds to Intrexon as a result of the sale of shares pursuant to a Registration Statement in connection with which the untrue or alleged untrue statement or material omission was provided.

SECTION 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and Intrexon herein shall survive the execution of this Agreement and the issuance to Intrexon of the Supplemental Access Fee Shares and shall terminate one (1) year after the Closing, provided, however, that the representations and warranties in Sections 3.1, 3.2, 3.3 and 3.4 shall survive for so long as Intrexon continues to hold any of the Supplemental Access Fee Shares issued hereunder. No claim may be asserted against either party for breach of any representation or warranty contained herein, unless written notice of such claim is received by such party describing in reasonable detail and to the extent available the facts and circumstances with respect to the subject matter of such claim on or prior to the date on which the representation or warranty on which such claim is based ceases to survive as set forth above. In no event shall any party be liable to the other party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of any representation or warranty in this Agreement.

SECTION 7. COVENANTS.

7.1	Notifications.

(a) During the period prior to the Closing, the Company will promptly advise Intrexon in writing of (i) any Material Adverse Effect, or (ii) any notice or other communication from any third person or entity alleging that the consent of the third person is required in connection with the transactions contemplated by this Agreement.

(b) Information received by Intrexon pursuant to this Section 7.1 shall be considered “Confidential Information” as such term is defined in the Channel Agreement and Intrexon agrees to treat such information in accordance with the provisions of Article 7 of the Channel Agreement.

7.2 Best Efforts. Each party will use its reasonable best efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under Section 8 of this Agreement.

7.3 No Poison Pill. The Company will not adopt any stockholder rights plan, “poison pill” or similar arrangement, or adopt any anti-takeover provisions under its charter documents, that would trigger any right, obligation or event as a result of the issuance of the Shares hereunder to Intrexon or Intrexon’s ownership of such Shares or the accumulation of shares of Common Stock acquired in the market by Intrexon or its affiliates.

7.4 Approval. In each case where the Company determines that the approval of any exchange or other listing upon which the Common Stock may be listed is required for the issuance of Common Stock to Intrexon, the Company shall use commercially reasonable efforts to secure such approval as promptly as possible. In the event, notwithstanding the foregoing obligation, the Company is unable to secure the approval with respect to the issuance of any Shares to be issued hereunder, the Company shall negotiate the terms of an alternate form of consideration of equivalent value to such unissued shares.

7.5 Further Assurances. Each of the Company and Intrexon shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as each other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, the Channel Agreement and the consummation of the transactions contemplated thereby.

SECTION 8. CONDITIONS TO CLOSING.

8.1 The obligation hereunder of the Company to issue shares to Intrexon at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of Intrexon’s Representations and Warranties. The representations and warranties of Intrexon shall be true and correct as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct as of such date.

(b) Performance by Intrexon. Intrexon shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Channel Agreement to be performed, satisfied or complied by Intrexon at or prior to the Closing Date.

(c) Amendment to Channel Agreement. The Amendment shall have been entered into by the Company and Intrexon and the Channel Agreement shall be in full force and effect.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened in writing against Intrexon or any of the officers, directors or Affiliates of Intrexon seeking to restrain, prevent or change the transactions contemplated by this Agreement, the Channel Agreement or seeking damages in connection with such transactions.

(f) NYSE MKT Approval. The Company shall have received approval for the listing of the Supplemental Access Fee Shares on the NYSE MKT.

8.2 The obligation hereunder of Intrexon to receive Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before Closing, of each of the conditions set forth below. These conditions are for Intrexon’s sole benefit and may be waived by Intrexon at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Channel Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) Channel Partnership Agreement. The Amendment shall have been entered into by the Company and Intrexon and the Channel Agreement shall be in full force and effect.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Channel Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened in writing against the Company or any of the officers, directors or Affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, the Channel Agreement or seeking damages in connection with such transactions.

(f) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

SECTION 9. NOTICES.

All notices or other communications which are required or permitted hereunder shall be in writing and addressed as follows:

If to the Company:	Fibrocell Science, Inc.

405 Eagleview Boulevard

Exton, PA 19341

Attention: Chief Executive Officer

Fax No.: (484) 713-6001

If to Intrexon:	Intrexon Corporation

20358 Seneca Meadows Parkway

Germantown, MD 20876

Attention: Legal Department

Fax No.: (301) 556-9902

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given when delivered if personally delivered or sent by facsimile (provided that the party providing such notice promptly confirms receipt of such transmission with the other party by telephone), on the business day after dispatch if sent by a nationally-recognized overnight courier and on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested.

SECTION 10. MISCELLANEOUS.

10.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

10.2 Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the parties hereto.

10.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.4 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible and (b) the parties shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of such provision(s) in this Agreement.

10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts entered into and performed entirely in the State of Delaware by Delaware residents, without regard to conflicts of law principles.

10.6 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, PDF, or other means of electronic communication), each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

10.7 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided that Intrexon shall not assign its rights or obligations hereunder unless Intrexon assigns such rights in whole and not in part to an assignee of such rights and obligations which shall agree in writing with the Company to be bound by this Agreement.

10.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

10.9 Entire Agreement. This Agreement, the Amendment, the Channel Agreement, the Rights Agreement and other documents executed and delivered pursuant hereto and thereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

10.10 Publicity. Except as otherwise provided herein or in the Channel Agreement, no party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other party, except as may be required by applicable law or regulations, in which case such party shall provide the other parties with reasonable notice of such publicity and/or opportunity to review such disclosure.

10.11 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Stock Issuance Agreement to be executed by their duly authorized representatives as of the day and year first above written.

FIBROCELL SCIENCE, INC.

By:	/s/ David Pernock
Name:	David Pernock
Title:	CEO

INTREXON CORPORATION

By:	/s/ Jayson M. Rieger
Name:	Jayson M. Rieger
Title:	President Human Therapeutics

SIGNATURE PAGE FOR SUPPLEMENTAL STOCK ISSUANCE AGREEMENT